Exhibit 10.2

QLOGIC CORPORATION

2005 PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS OF STOCK UNIT AWARD

1.	General.

Subject to these Terms and Conditions of Stock Unit Award (these “Terms”) and the QLogic Corporation 2005 Performance Incentive Plan (including any applicable sub-plan, the “Plan”), QLogic Corporation (including its Subsidiaries, the “Corporation”) has granted to the Grantee (as defined below) a credit of stock units under the Plan (the “Stock Unit Award” or “Award”) with respect to the number of stock units provided in the Notice of Grant Agreement (“Grant Notice”) corresponding to that particular Award grant (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”). As used herein, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of QLogic Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and these Terms. The recipient of the Award identified in the Grant Notice is referred to as the “Grantee.” The effective date of grant of the Award as set forth on the Grants tab on the CEFS website (www.ubs.com/cefs/qlgc) is referred to as the “Award Date.” Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 2. The Stock Units shall not be treated as property or as a trust fund of any kind.

The Grant Notice and these Terms are collectively referred to as the “Stock Unit Award Agreement” applicable to the Stock Units, or this “Stock Unit Award Agreement.”

2.	Vesting.

Subject to adjustment under Section 7.1 of the Plan and further subject to early termination under Section 6 of these Terms, the Award shall vest and become non-forfeitable with respect to twenty-five (25%) of the total number of Stock Units on each of the first, second, third and fourth anniversaries of the Award Date.

3.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Stock Unit Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6 below or under the Plan.

Nothing contained in this Stock Unit Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation, interferes in any way with the right of the Corporation at any time to terminate such employment or service, or affects the right of the Corporation to increase or decrease the Grantee’s other compensation. In jurisdictions that do not recognize an at will employment relationship, the prior sentence is subject to Grantee’s contract of employment and applicable law.

4.	Dividend and Voting Rights.

The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

5.	Crediting of Vested Stock Unit Awards; Tax Withholding.

5.1 Crediting of Vested Stock Unit Awards.

On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 2 (and in all events not later than two and one-half months after the vesting date), the Corporation shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 6. The Corporation’s obligation to deliver or credit shares of Common Stock with respect to vested Stock Units is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any shares with respect to the vested Stock Units (a) deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan and (b) make arrangements satisfactory to the Corporation to pay or otherwise satisfy the tax withholding requirements with respect to the vested Stock Units. The Grantee shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 6.

The Corporation has established a web – based system for managing Stock Unit Awards. Currently, UBS Financial Services, Inc. (“UBS”) manages Stock Unit Awards. In the event that the Grantee wishes to sell shares of Common Stock granted pursuant to a vested Stock Unit Award, the Grantee must contact UBS either by logging on to the UBS OneSource website (http://www.ubs.com/onesource/qlgc) or by calling the UBS Call Center at 1-866-756-4421. UBS will request from the Grantee information regarding the Common Stock to be sold and the order type.

5.2 Responsibility for Taxes. The ultimate liability for any and all tax, social insurance and payroll tax withholding legally payable by an employee under applicable law (including without limitation laws of foreign jurisdictions)(“Tax-Related Items”) is and remains Grantee’s responsibility and liability and the Corporation (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Award and the subsequent sale of the shares of Common Stock subject to the Award; and (b) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Grantee’s liability for Tax-Related Items.

Upon the granting of a Stock Unit Awards or the vesting of shares of the Common Stock in respect of the Stock Unit Awards, the Corporation shall have the right at its option to (a) require the Grantee to pay or provide for payment in cash of the amount of any taxes that the Corporation may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Grantee the amount of any taxes which the Corporation may be required to withhold with respect to such payment and/or distribution. In any case where a tax is required to be withheld in connection with Stock Unit Awards or the delivery of shares of Common Stock under this Stock Unit Award Agreement, the Administrator may, in its sole discretion, direct the Corporation to reduce the number of Stock Unit Awards or shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates. Alternatively, or in addition, if permissible under local law, the Corporation may sell or arrange for the sale of shares of Common Stock that Grantee is due to acquire to meet the minimum withholding obligations for Tax-Related Items. Finally, Grantee shall pay to the Corporation any amount of any Tax-Related Items that the Corporation may be required to withhold as a result of Grantee’s participation in the Plan or Grantee’s purchase of shares of Common Stock that cannot be satisfied by the means previously described.

6.	Early Termination of Award.

The Grantee’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Grantee is no longer employed by the Corporation, regardless of the reason for the termination of the Grantee’s employment with the Corporation, whether with or without cause, voluntarily or involuntarily. If the Grantee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Grantee for purposes of this Agreement, unless the Grantee otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Stock Unit Award Agreement; provided, that the employment relationship shall not be considered terminated in the case of any statutory leave.

7.	Restrictions on Transfer.

Subject to applicable law, neither the Stock Unit Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

8.	Adjustment.

Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments if appropriate in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Stock Unit Award.

9.	Data Privacy Consent.

Grantee explicitly and unambiguously consents to the collection, use, transfer and processing, in electronic or other form, of Grantee’s personal data as described in this document by and among, as applicable, the Corporation or its affiliates (or their agents) for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.

Grantee further understands that the Corporation or its affiliates (or their agents) hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock held in the Corporation and details of all Awards or other entitlements to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Grantee’s country, or elsewhere, and that the recipient’s country may not have the same level of data privacy laws and protections as Grantee’s country. Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Grantee may elect to deposit any shares of Common Stock acquired upon vesting of the Award. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting the Corporation’s human resources department. Grantee understands that withdrawal of consent may affect Grantee’s ability to exercise or realize benefits from the Award.

10.	Nature of Grant.

In accepting the grant of the Award, Grantee acknowledges that: (i) the Plan is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, suspended or terminated by the Corporation at any time, as provided in the Plan and these Terms; (ii) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of stock units, or benefits in lieu of stock units even if stock units have been granted repeatedly in the past; (iii) all decisions with respect to future grants will be at the sole discretion of the Corporation; (iv) Grantee’s participation in the Plan shall not create a right to further employment and shall not interfere with the ability of the Corporation to terminate Grantee’s employment relationship at any time with or without cause

(subject to Grantee’s contract of employment, if on exists, and applicable law); (v) Grantee’s participation in the Plan is voluntary; (vi) in the event that Grantee is not an employee of the Corporation, the Award grant will not be interpreted to form an employment contract or relationship with the Corporation, and furthermore, the Award grant will not be interpreted to form an employment contract with the Corporation and any of its affiliates; (vii) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (viii) if Grantee vests in his or her Award and shares of Common Stock are no longer restricted, the value of those shares of Common Stock acquired upon vesting may increase or decrease in value, even below the price at which such Award was originally granted; and (ix) no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares of Common Stock acquired pursuant to the Award whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or employment or otherwise howsoever. Grantee irrevocably releases the Corporation and its affiliates from any such claim that may arise and Grantee shall not be entitled to any compensation or damages whatsoever or however described by reason of any termination, withdrawal or alteration of rights or expectations under the Plan.

11.	Clawback Policy.

Notwithstanding anything else contained herein or in the Plan to the contrary, but subject to applicable law, this Option Agreement is subject to the Company’s clawback policy, as well as the “clawback” provisions of applicable law, rules and regulations, as each may be adopted and in effect from time to time (collectively, the “Clawback Policy”). The provisions of the Clawback Policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 and other applicable laws.

12.	Notices.

Any notice to be given under the terms of this Stock Unit Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records or at Grantee’s place of work, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or by pre-paid post/mail shall be enclosed in a properly sealed envelope addressed as aforesaid. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation , shall be deemed to have been duly given five business days after the date posted/mailed in accordance with the foregoing provisions of this Section 12.

13.	Plan.

The Award and all rights of the Grantee under this Stock Unit Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Stock Unit Award Agreement. The Grantee acknowledges having read and understanding the Plan and this Stock Unit Award Agreement. Unless otherwise expressly provided in other sections of this Stock Unit Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

14.	Entire Agreement.

This Stock Unit Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Stock Unit Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15.	Governing Law.

This Stock Unit Award Agreement shall be governed by and construed and enforced and executed in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

16.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Award pursuant to Section 7.4 of the Plan, this Stock Unit Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

17.	Limitation on Participant’s Rights.

Participation in the Plan confers no rights or interests other than as herein provided. This Stock Unit Award Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

18.	Section Headings.

The section headings of this Stock Unit Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

19.	Construction.

It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Stock Unit Award Agreement shall be construed and interpreted consistent with that intent.

20.	Acceptance.

In accepting the grant of the Award, Grantee acknowledges receipt of a copy of the Plan, the Grant Notice and these Terms. Grantee has read and understands the terms and provisions thereof, and has accepted the Award subject to all terms and conditions of the Plan, the Grant Notice and these Terms. Grantee acknowledges that there may be adverse tax consequences upon vesting of the Award or disposition of the shares of Common Stock acquired upon vesting of the Award and that Grantee should consult a tax adviser prior to such exercise or disposition.